UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

Snap-on Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 80th Street, Kenosha, WI 53143-5656

(Address of principal executive offices)

(262) 656-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	SNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2019, Snap-on Incorporated (“Snap-on”) entered into a five-year, $800 million multi-currency revolving credit facility that terminates on September 16, 2024 (the “New Facility”). The New Facility amends and restates in its entirety Snap-on’s previous $700 million multi-currency revolving credit facility that was set to terminate on December 15, 2020. As of September 16, 2019, no amounts were outstanding under either facility. Borrowings under the New Facility will bear interest at varying rates based on either (i) Snap-on’s then-current, long-term debt ratings; or (ii) Snap-on’s then-current ratio of consolidated debt net of certain cash adjustments (“Consolidated Net Debt”) to earnings before interest, taxes, depreciation, amortization and certain other adjustments for the preceding four fiscal quarters then ended (the “Consolidated Net Debt to EBITDA Ratio”). The interest rate on borrowings under the New Facility will initially be the Adjusted LIBO Rate plus 81 basis points.

The New Facility requires Snap-on to maintain compliance with various covenants, including, as of each fiscal quarter end, either (i) a ratio not greater than 0.60 to 1.00 of Consolidated Net Debt to the sum of Consolidated Net Debt plus total equity and less accumulated other comprehensive income or loss (the “Leverage Ratio”); or (ii) a Consolidated Net Debt to EBITDA Ratio not greater than 3.50 to 1.00. Snap-on may, up to two times during any five-year period during the term of the New Facility (including any extensions thereof), elect to increase the maximum Leverage Ratio to 0.65 to 1.00 and/or increase the maximum Consolidated Net Debt to EBITDA Ratio to 4.00 to 1.00 for four consecutive fiscal quarters in connection with certain material acquisitions.

The foregoing description of the New Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Five Year Credit Agreement, dated as of September 16, 2019, among Snap-on and each lender and agent listed on the signature pages thereof, with respect to which JPMorgan Chase Bank, N.A., Citibank, N.A. and U.S. Bank National Association acted as joint lead arrangers and joint bookrunners, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Incorporated herein by reference to Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amended and Restated Five Year Credit Agreement, dated as of September 16, 2019, among Snap-on Incorporated and the lenders and agents listed on the signature pages thereof, and JPMorgan Chase Bank, N.A., Citibank, N.A. and U.S. Bank National Association as joint lead arrangers and joint bookrunners.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: September 18, 2019	By:	/s/ Aldo J. Pagliari
Aldo J. Pagliari, Principal Financial Officer, Senior Vice President – Finance and Chief Financial Officer